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                                                                    EXHIBIT 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we consent to the incorporation by reference in this Registration Statement and the Interlink Electronics, Inc. 1996 Stock Incentive Plan, as amended, on Form S-8 of our reports dated February 14, 2000, included in the Annual Report on Form 10-K of Interlink Electronics for the year ended December 31, 1999 and to all references to our Firm in this Registration Statement.

ARTHUR ANDERSEN LLP
Los Angeles, California
January 12, 2001


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